EXHIBIT 99.2

FOR IMMEDIATE RELEASE


                         FRANCE TELECOM TO INVEST IN NTL

NEW YORK, NEW YORK (July 15, 1999) - NTL  Incorporated  (NASDAQ:  NTLI;  EASDAQ:
NTLI.ED) confirms that it is in advanced discussions with France Telecom which, if successful, will result in France Telecom making a minority investment in NTL. This investment will allow NTL to further its strategic initiatives in the UK cable industry.

This investment would result in the suspension of the equity offering previously announced by NTL on June 23, 1999.

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For further information contact: John F. Gregg, Chief Financial Officer; Richard
J. Lubasch, Executive Vice President-General Counsel; or Kathy Makrakis, Director - Investor Relations: 212-906-8457 or e-mail:
investor-relations@ntli.com.

In the United Kingdom contact: Alison Smith, Head of Group Communications 01-252-402662 or e-mail alison.smith@ntl.com.